UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2011

Oasis Petroleum Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin St, Ste 1500, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-404-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 1, 2011, Roy W. Mace, our Senior Vice President and Chief Accounting Officer, entered into a planned trading program pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, which we refer to as a "10b5-1 plan." On September 2, 2011, Robert J. Candito, our Senior Vice President Exploration, entered into a 10b5-1 plan. Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of their company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Other officers and directors of the Company may adopt plans pursuant to Rule 10b5-1 in the future.

Actual transactions completed under individual 10b5-1 plans will be reported from time to time on forms filed with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed in order to comply with the disclosure requirements of our insider trading policy. Except as may be required by law, we do not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Petroleum Inc.

September 2, 2011	By:	Thomas B. Nusz

Name: Thomas B. Nusz
Title: Chairman, President and Chief Executive Officer